Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 26, 2012, relating to the consolidated financial statements of H&R Block, Inc. and subsidiaries, and the effectiveness of H&R Block, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of H&R Block, Inc. for the year ended April 30, 2012.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

September 13, 2012